Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--51 (Michigan, New York and Pennsylvania Trusts), Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-50569 of our opinion dated December 13, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 17, 2001